To:       Corporate Office Bonus Eligible Associates
From:     Bill Rice
Date:     April 1, 1999
Subject:  Fiscal Year 2000 Bonus Plan



The Plan

How much can I earn?  How does the plan actually work?

Based on your position, a bonus eligible associate has the opportunity to earn a percentage of his or her annual base salary (called your "targeted bonus opportunity"). This bonus is based upon the extent to which you and Airgas achieve certain results by the end of the fiscal year. Depending on the combined performance of these two, your bonus can be more or less than your targeted bonus opportunity. Any bonus earned is paid annually and is paid no later than 75 days following the end of the fiscal year.


The following sections explain the three bonus categories (Airgas
Consolidated Financials, "One Airgas," and Accountabilities). See Exhibit I for additional administration information about the plan. If you have questions after reading about the plan, please talk to your Manager.

Airgas Consolidated Financials
Overall Weighting - 55% of Your Bonus Opportunity


The factors measured under this portion of the incentive plan and their weightings are:

Factor                   Weighting

Profit Before Taxes (PBT)     50%
Debt Repayment                25%
Gross Profit Dollar Growth    25%


How do I calculate my bonus under this portion of the incentive plan?

Airgas' actual PBT is taken as a percentage of planned PBT as stated in the Fiscal Year 2000 Business Plan. This percentage is then multiplied by its weighting of 50%. This is repeated for Debt Repayment, except that the percentage is multiplied by its weighting of 25%.


For Gross Profit Dollar Growth, we will be looking at gross profit dollar growth (improvement in gross profit from Fiscal Year 1999 to Fiscal Year
2000) as compared to planned growth. To do this, actual Gross Profit Dollar Growth is divided by planned Gross Profit Dollar Growth to determine the percentage achievement of planned Gross Profit Dollar Growth for Fiscal Year 2000. This percentage is then multiplied by its weighting of 25%.

The following shows how the calculations are done:

For PBT, assume:

Actual FY '00 PBT = $84 million
Planned FY '00 PBT = $82 million

  Actual PBT                   84
---------------------  =  -------------  =  102% achievement
  Planned PBT                  82


102% achievement x 50% weighting = 51%


For Debt Repayment, assume:

Actual FY '00 Debt Repayment = $72 million
Planned FY '00 Debt Repayment = $75 million

 Actual Debt Repayment            72
------------------------  =  ------------  =  96% achievement
 Planned Debt Repayment           75


96% achievement x 25% weighting = 24%

For Gross Profit (GP) Dollar Growth, assume:

Actual FY '99 Gross Profit = $719 million
Actual FY '00 Gross Profit = $745 million
Planned FY '00 Gross Profit = $750 million

  Actual GP growth          (745 - 719)
---------------------  =  --------------  =  84% achievement
  Planned GP growth         (750 - 719)


84% achievement x 25% weighting = 21%

After doing the calculations, the result from each of the factors is added together. This sum (Achievement Percentage) is then compared against the Bonus Potential as shown on Exhibit II. The Bonus Potential (from Exhibit
II) that corresponds to the Achievement Percentage is multiplied by 40% (weighting for this category) of your targeted bonus opportunity to determine the bonus to be paid.



Continuing with our above example, assume the associate has a targeted bonus opportunity of $5,000:

51% + 24% + 21% = 96% Achievement Percentage
87% = Bonus Potential as shown on Exhibit II
55% x $5,000 x 87% = $2,393 (Bonus payment for this factor)

Remember, however, that there will be no payment made under this portion of the bonus plan unless Airgas' Fiscal Year 2000 EPS exceeds that of Fiscal Year 1999.


"One Airgas"
Overall Weighting - 10% of Your Bonus Opportunity


The factors measured under this portion of the incentive plan and their weightings are:

Factor                              Weighting

Cost improvement plan achievement       50%
Gas sales growth                        50%


How do I calculate my bonus under this portion of the incentive plan?

The calculations are similar to what was done for Gross Profit Dollar Growth. For cost improvements, Airgas' actual improvement (i.e., reduction) in Operating Expenses (excluding depreciation and amortization) as a percentage of Gross Profit is divided by the planned improvement in Operating Expenses (excluding depreciation and amortization) as a percentage of Gross Profit. This ratio is then multiplied by its weighting of 50%. A similar calculation is done for gas sales growth with the result multiplied by its weighting of 50%.

For cost improvement achievement plan assume:

Actual FY '99 Operating Expenses (OE) as a Percentage of Gross Profit = 72.63% Actual FY'00 Operating Expenses as a Percentage of Gross Profit = 70.05% Planned FY'00 Operating Expenses as a Percentage of Gross Profit = 70.00%

 Actual OE improvement        (72.63 - 70.05)
------------------------  =  -----------------  =  98% achievement
 Planned OE improvement       (72.63 - 70.00)

98% achievement x 50% weighting = 49%


To calculate gas sales growth assume:

Actual Gas Sales FY '99 = $458 million
Actual Gas Sales FY '00 = $469 million
Planned Gas Sales FY '00 = $473 million

 Actual Gas Sales growth       (469 - 458)
-------------------------  =  --------------  =  73% achievement
 Planned Gas Sales growth      (473 - 458)


73% achievement x 50% weighting = 37%


After doing the calculations, the result from each of the factors is added together. This sum (Achievement Percentage) is then compared against the Bonus Potential as shown on Exhibit II. The Bonus Potential (from Exhibit
II) that corresponds to the Achievement Percentage is multiplied by 10% (weighting for this category) of your targeted bonus opportunity to determine the bonus to be paid.


Continuing with our above example, assume the associate has a targeted bonus opportunity of $5,000:

49% + 37% = 86% Achievement Percentage
53% = Bonus Potential as shown on Exhibit II
10% x  $5,000 x 53% = $265 (Bonus payment for this factor)

Accountabilities
Overall Weighting - 35% of Your Bonus Opportunity

Your manager will meet with you to develop a list of measurable objectives that you and he or she agree are important to your personal development needs and/or support our goal of becoming "One Airgas."

When discussing your accountabilities with your manager, you and your manager will agree upon a weighting for each accountability. No accountability can be given a weighting of less than 20%. The total of the weightings must equal 100%. All accountabilities should be clearly measurable and should represent "stretch" goals that are attainable yet challenging.

Included as Exhibit III is an Accountabilities template. The template includes the worksheet used to document your Accountabilities.


How do I calculate my bonus under this portion of the incentive plan?

Your manager will determine the degree to which you accomplished each of your Accountabilities based on the measurement criteria established with you at the beginning of the fiscal year. The maximum achievement percentage is 100%. The extent to which you achieved/completed your first Accountability is then multiplied by its weighting. This is repeated for the remaining Accountabilities. The product (results) from each Accountability is added together. This sum is then multiplied by 35% of the associate's target bonus opportunity to determine the bonus earned under this portion of the plan.


For example, assume an associate has been assigned the following
Accountabilities:

Accountability I:   Develop a procedural manual for month-end
consolidation.  This should be completed by December 30, 1999.
Weighting: 40%


Accountability II: Become proficient in Hyperion by February, 2000.
Weighting: 30%


Accountability III: By January 1, 2000, implement changes to quarter-end close procedures so that quarter-end close is completed in one less day without adding additional staff, increasing overtime or reducing accuracy.
Weighting: 30%

At the end of the year, assume the associate has achieved:

Accountability I = 100% x 40% (weighting) = 40%
Accountability II = 80% x 30% (weighting) = 24%
Accountability III = 100% x 30% (weighting) = 30%

40% + 24% + 30% = 94%

Assume, the associate has a target bonus opportunity of $5,000:

35% x $5,000 x 94% = $1,645 (Bonus payment for this factor)


How It All Works

To help you understand how the bonus payment will be calculated, the examples shown above are summarized on Exhibit IV. If you have questions after reviewing the examples, please talk to your Manager. He or she will be happy to answer your questions.

                                 EXHIBIT I

                              Administration


- An associate must be hired by December 31 of the current fiscal year (i.e., December 31, 1999) to be eligible to participate in this plan for the current fiscal year. A new hire's bonus opportunity will be pro-rated to reflect the number of months he or she was an associate of Airgas during the current fiscal year.

- An associate must be an active employee on March 31 (i.e., March 31, 2000) to be eligible for a bonus.

- If an associate transfers from one Airgas company to another, his or her bonus calculation is based on the pro-rated time spent with each company. All calculations are done using year-end financial data. Accountabilities must be established by each company and performance measured against each group of accountabilities separately.

-    If an associate is promoted during the fiscal year, new
  Accountabilities must be established to reflect the new position.

- If an associate is moved from a bonus eligible position to a non-bonus eligible position (or vice versa), the bonus calculation is pro-rated to represent the time worked by the associate as a bonus eligible employee. All calculations are done using year-end financial data.

- Bonus calculations are based on an associate's annual salary as of the last day of the fiscal year. However, if the associate is promoted (or demoted and the associate has had a reduction in salary) during the fiscal year, the calculation is done to reflect the pro-rated time spent in each position. All calculations are done using year-end financial data.

- If an associate is on a leave of absence at the end of the fiscal year, he or she will be eligible for a bonus provided that he or she returns to work as an active employee for at least one month within 13
  weeks of the end of the fiscal year.   Any bonus paid will be pro-rated
  based upon the length of time an associate was an active employee during the fiscal year. The calculation will be made using year-end financial data. The bonus payment will be made in the next regularly scheduled payroll cycle at the end of the associate's first month of employment following his or her leave of absence.

- If an associate is on a leave of absence during the fiscal year and returns to active status during the year, he or she will be eligible for a bonus. Any bonus paid will be pro-rated based upon the length of time an associate was an active employee during the fiscal year. The calculation will be made using year-end financial data.

- The Airgas Consolidated Financials, Region/Company Financials, and "One Airgas" categories cannot have an achievement greater than 120%. Accountabilities (individually or as a group) cannot have an achievement greater than 100%.

- Eligibility for participation is determined by the function manager (e.g., CFO; CIO; Senior Vice President, Legal and Corporate Development).

- Participants may be given the opportunity to elect to receive their bonus in stock, in lieu of cash. (If this option is made available at a later date, participants will receive additional information.)

- Nothing in this incentive plan changes an associate's at-will employment status.

- The Company reserves the right to modify or terminate this incentive plan or any of its components at its discretion.

- The Nominating and Compensation Committee, or its designate, is responsible for the administration of this plan.

                                EXHIBIT II

                           Bonus Payout Schedule

This chart is used for all calculations except for the Accountabilities portion of this plan. The achievement percentage is the weighted achievement of each of the factors included in the applicable portion of the plan (i.e., Airgas Consolidated Financials, "One Airgas," and Region/Company Financials). Please note that no payment for the Airgas Consolidated Financials portion of the plan will be made unless Fiscal Year 2000 EPS exceeds that of Fiscal Year 1999.

Achievement   Bonus
Percentage   Potential
        70%       0%
        71%       3%
        72%       7%
        73%      10%
        74%      13%
        75%      17%
        76%      20%
        77%      23%
        78%      27%
        79%      30%
        80%      33%
        81%      37%
        82%      40%
        83%      43%
        84%      47%
        85%      50%
        86%      53%
        87%      57%
        88%      60%
        89%      63%
        90%      67%
        91%      70%
        92%      73%
        93%      77%

Achievement   Bonus
Percentage   Potential
        94%      80%
        95%      83%
        96%      87%
        97%      90%
        98%      93%
        99%      97%
       100%     100%
       101%     103%
       102%     105%
       103%     108%
       104%     110%
       105%     113%
       106%     116%
       107%     118%
       108%     121%
       109%     123%
       110%     126%
       111%     129%
       112%     131%
       113%     134%
       114%     136%
       115%     139%
       116%     142%
       117%     144%
       118%     147%
       119%     149%
       120%     152%

                        Exhibit III -- Fiscal Year 2000 Accountabilities
Associate:                    Title:

A. Airgas Consolidated Financial Goals (55%)        FY 2000 Target Goal      Percentage    Results Achieved
                                                                             Weighting
Achieve Airgas consolidated financial results
consistent with the FY 2000 business plan.

1. Profit Before Taxes (PBT).                                                50%
2. Debt repayment.                                                           25%
3. Gross profit dollars.                                                     25%
                                                                             100%          Weighted Achievement:    Actual Bonus %:

B. "One Airgas" Goals (10%)                         FY 2000 Target Goal      Percentage    Results Achieved
                                                                             Weighting
Achieve Airgas consolidated goals consistent
with the FY 2000 business plan
1. Cost improvement.                                                         50%
2. Gas sales growth.                                                         50%
                                                                             100%          Weighted Achievement:    Actual Bonus %:

Signed:                                             Dated:                   Approved:


                               Fiscal Year 2000 Accountabilities
Associate:                                        Title:
C. Personal Accountabilities  (35%).  No accountability should be weighted less than 20%.
            Accountabilities                   %         %            Results Achieved
                                           Weighting  Achieved
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
Signed:                                    Dated:     Approved:


                                Exhibit IV
                                 Corporate
                         3 Factor Bonus Worksheet

Location              Corp      Corporate Division
Calculation Period    3/31/00
Participant           Bill Smith
Annual Base Salary
(End of year)         $50,000

Bonus Participation                                    Accountabilities
percentage                 10%                    94%  Achievement
Bonus Potential        $5,000

                                                                             Weighted
AIRGAS FINANCIALS                                    Achievement  Weighting  Achievement
PBT_No_Royalty
Actual PBT dollars over
 Planned PBT dollars
(Actual PBT/Plan PBT)
                    Actual '00   Plan `00
                       $84,000    $82,000            102%         50%        51%

Debt Repayment
Actual debt repayment versus
 Planned debt repayment
(Actual debt repayment / Plan debt repayment)
                    Actual '00   Plan `00
                       $72,000    $75,000             96%         25%        24%

Gross Profits
The increase in actual gross profit
 dollar growth over the planned increase
 in gross profit dollar growth
(Actual Gross Profit minus Last Year Actual Gross Profit)
/ (Plan Gross Profit minus Last Year Actual Gross Profit)
       Actual '99   Actual '00   Plan `00
       $719,000     $745,000     $750,000
                    $ 26,000     $ 31,000             84%         25%        21%
                                                                 100%        96%  -->87%
                                                Calculation which equals Payout table


"ONE AIRGAS"   Actual '99   Actual '00   Plan `00
Oper Exp       $  522,210   $  521,872   $  525,000
Gross Profit   $  719,000   $  745,000   $  750,000
Oper Exp as Pct
 of Gross Profits   72.63%       70.05%       70.00%
Improvement                       2.6%         2.6%   98.1%       50%        49%

               Actual '99   Actual '00   Plan '00
               $  458,000   $  469,000   $  473,000
Gas Sales Growth            $   11,000   $   15,000    73%        50%        37%
                                                                  50%        86% -->53%
                                               Calculation which equals Payout table

                      Potential     Base Bonus
    TOTAL BONUS       Bonus Split   Potential     Achievement   Bonus Payout
Airgas Financials          55%      $ 2,750           87%        $ 2,393
One Airgas                 10%          500           53%            265
Accountability Rating      35%        1,750           94%          1,645
                          100%      $ 5,000           86%        $ 4,303

ASSOCIATE ACKNOWLEDGMENT





I acknowledge that I have received a copy of the Fiscal Year 2000 Bonus Plan. I further acknowledge that I understand that any Fiscal Year 2000 bonus I may be eligible for will be determined by the provisions of this bonus plan.



________________________________                  ______________________
Associate Printed Name                            Date


________________________________                  _______________________
Associate Signature                               Airgas Company